UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 22, 2021

Uber Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 3rd Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 22, 2021, Uber Freight Holding Corporation (“Uber Freight”), a subsidiary of Uber Technologies, Inc. (“Uber”), announced that it had entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), by and among Uber Freight, Uber, Tupelo Parent, Inc., a Delaware corporation that operates Transplace (“Tupelo”), and Tupelo Aggregator LLC, a Delaware limited liability company (“Seller”). The Stock Purchase Agreement provides that, among other things and subject to the terms and conditions set forth therein, Uber Freight will purchase from Seller all of the outstanding stock of Tupelo for aggregate consideration of $2.25 billion, subject to certain adjustments, in the form of cash and up to $750 million in shares of Common Stock of Uber. Uber expects to finance up to $1.5 billion of the cash consideration through the issuance of bonds by Uber prior to closing of the transaction.

A copy of the press release is furnished herewith as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the completion of the transactions contemplated by the Stock Purchase Agreement. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Uber’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, regulatory approval of the acquisition of Tupelo or that other conditions to the closing of the transactions contemplated by the Stock Purchase Agreement may not be satisfied, the potential impact on the business of Tupelo due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement, Uber Freight’s ability to successfully integrate Tupelo into its business following the closing of the acquisition, Uber’s ability to finance up to $1.5 billion of the cash consideration through the issuance of bonds, or to obtain favorable terms and condition in connection with such issuances, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see Uber’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Form 10-Qs or Form 8-Ks filed with the Securities and Exchange Commission (the “SEC”). All information provided in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K and any forward-looking statements contained herein are based on assumptions that Uber believes to be reasonable, and information available to Uber, as of such date. Uber undertakes no duty to update this information unless required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated July 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: July 22, 2021	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer